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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         MARLIN BUSINESS SERVICES CORP.
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                 (Exact name of registrant specified in Charter)

                      PENNSYLVANIA                              38-3686388
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        (State of Incorporation or Organization)               (IRS Employer
                                                             Identification No.)

124 GAITHER DRIVE, SUITE 170, MOUNT LAUREL, NEW JERSEY             08054
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       (Address of Principal Executive Offices)                  (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]**

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-108530 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class      Name of Each Exchange on Which
to be so Registered      Each Class is to be Registered
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
       N/A                            N/A
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

Securities to be registered pursuant to Section 12(g) of the Act:

                          COMMON STOCK, PAR VALUE $0.01
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                                (Title of Class)
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The Registrant is registering shares of Common Stock, par value $0.01 per share, pursuant to a Registration Statement on Form S-1 (File No. 333-108530) that was originally filed with the Securities and Exchange Commission on September 5, 2003 (the "Registration Statement"). Reference is made to the section entitled "Description of Capital Stock" in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instruction to Item 1 of this Form.

ITEM 2. EXHIBITS.

      3.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration Statement on Form S-1 (File No. 333-108530)).

      3.2 By-laws of the Registrant (incorporated by reference to Exhibit 3.2 filed with the Registrant's Registration Statement on Form S-1 (File No. 333-108530)), as amended.

      4.1 Registration Agreement by and among the Registrant and certain of its shareholders (incorporated by reference to Exhibit 4.1 filed with the Registrant's Registration Statement on Form S-1 (File No. 333-108530)), as amended.
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      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    MARLIN BUSINESS SERVICES CORP.

Date: October 28, 2003              By:    /s/ Daniel P. Dyer
                                           ------------------------------------
                                    Name:  Daniel P. Dyer
                                    Title: Chairman and Chief Executive Officer